UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

APPLE REIT TEN, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2013, we caused one of our indirect wholly-owned taxable subsidiaries, Apple Ten Ventures Services, Inc., to become the preferred member (the “Preferred Interest”) of Cripple Creek Energy, LLC (“CCE”) pursuant to the Limited Liability Company Agreement of CCE, dated as of June 6, 2013, between Eastern Colorado Holdings, LLC, as common member (“Common Member”) and Apple Ten Ventures Services, Inc. (“Preferred Member”).  CCE is a newly formed entity that was formed solely for the purpose of acquiring, owning, managing, operating, developing, drilling and disposing of oil and gas leasehold acreage and producing and selling oil, gas and other minerals.  CCE does not currently have any material assets, however it holds options to acquire mineral rights and will use the proceeds from the Company’s Preferred Interest to exercise these options and develop the leasehold acreage.  The purchase price of the Preferred Interest is up to $100 million.  The Preferred Member has funded $80 million and expects to fund the remaining $20 million by July 1, 2013.  The terms of the Preferred Interest include a distribution to be paid monthly at an annual return of 10% of the funded purchase price and a deferred distribution at an annual return of 4% of the funded purchase price to be paid at CCE’s option on each monthly distribution date or upon redemption of the Preferred Interest.  CCE is required to redeem the Preferred Interest on June 1, 2014, but may elect to extend that date to June 1, 2015 by providing notice to the Preferred Member at least 10 business days before June 1, 2014.  CCE is also permitted to redeem the Preferred Interest in whole or in part at any time.  The redemption price is the initial investment plus any unpaid current or deferred distributions.  The Preferred Interest ranks senior to any other equity in CCE and CCE’s organizational documents limit its permitted indebtedness. The Common Member has guaranteed CCE’s payment obligations in connection with the Preferred Interest on a non-recourse basis and has pledged its common membership interest in CCE to secure the guaranty.

CCE does not have any relationship with us other than through the Preferred Interest.  The investment opportunity was identified by 366 Capital LLC, an entity in which one of the Company’s board of directors (Anthony F. Keating, III) is a partner.  The Common Member plans to pay a finder’s fee to 366 Capital LLC.  The Preferred Interest was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the funding of the additional $20 million of the purchase price, if it occurs, will be funded by the Company’s ongoing offering of Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

June 10, 2013